Exhibit 4.3

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION OF THIS WARRANT OR ANY SUCH SECURITIES MAY BE EFFECTED EXCEPT (i) PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS, (iii) FOLLOWING RECEIPT OF NO- ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE IN COMPLIANCE WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

NEITHER THE SALE OF THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

SOLYNDRA, INC.

WARRANT TO PURCHASE SHARES

OF COMMON STOCK

THIS CERTIFIES THAT, for value received, HSH NORDBANK AG, NEW YORK BRANCH and its assignees are entitled to subscribe for and purchase 1,318,405 fully paid and nonassessable shares of Common Stock (as adjusted pursuant to Section 4 hereof, the “Shares”) of SOLYNDRA, INC., a Delaware corporation (the “Company”), at a price per share of $4.964 (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.

1. Term.

(a) Except as otherwise set forth in this Section 1, this Warrant is exercisable, in whole or in part, at any time (i) after December 31, 2008 and (ii) on or before 5:00 p.m. Pacific Time on April 6, 2014.

(b) If the Company is merged or consolidated with any other corporation (other than a wholly-owned subsidiary of the Company) or engages in any other transaction (including a merger or other reorganization) or a series of related transactions in which, in any such case, (i) the holders of the Company’s equity securities immediately prior to such transaction or series of related transactions hold securities representing less than 50% of the voting power of the combined entity immediately after such transaction or series of related transactions, (ii) the surviving entity does not assume other options or warrants of the Company, and (iii) at the time of such event the effective price per share of Common Stock is at least three (3) times the exercise price hereof, then (A) the Company shall give the holder of this Warrant the notice described in Section 9(a) below, (B) if this Warrant is not then exercisable, this Warrant shall immediately become exercisable in full and (C) this Warrant, and all rights to purchase Common Stock issuable upon exercise hereof, shall be deemed exercised immediately prior to the closing of the transaction (or immediately prior to the closing of the last transaction in any such series of transactions), and (D) such deemed exercise shall be effected pursuant to the “net issuance” right provided for in Section 9(d) hereof unless, prior to the date of such deemed exercise, the holder shall have delivered to the Company written notice of its intent to effect such deemed exercise pursuant to Section 2(i) hereof.

(c) If the Company is merged or consolidated with any other corporation (other than a wholly owned subsidiary of the Company) or engages in any other transaction (including a merger or other reorganization) or a series of related transactions in which, in any such case, (i) the holders of the Company’s equity securities immediately prior to such transaction or series of related transactions hold securities representing less than 50% of the voting power of the combined entity immediately after such transaction or series of related transactions, (ii) the surviving entity does not assume other options or warrants of the Company, and (iii) at the time of such event the effective price per share of Common Stock is less than three (3) times the exercise price hereof, then (A) the Company shall give the holder of this Warrant the notice described in Section 9(a) below, (B) if this Warrant is not then exercisable, this Warrant shall immediately become exercisable in full, (C) the holder hereof shall have the right to exercise this Warrant, and all rights to purchase Common Stock issuable upon exercise hereof, immediately prior to the closing of the transaction (or immediately prior to the closing the last transaction in any such series of transactions). If the holder hereof does not elect its right to exercise pursuant to clause (C) of the preceding sentence, this Warrant shall remain outstanding following consummation of the transaction or series of transactions and shall be adjusted pursuant to Section 4 of this Warrant.

2. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (i) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased, (ii) exercise of the “net issuance” right provided for in Section 9(d) hereof, (iii) the surrender of their Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company which notice of exercise shall be contingent upon the closing of the Company’s initial public offering of shares pursuant to an effective registration statement under the Securities Act of 1933. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such 30-day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

3. Stock Fully Paid: Reservation of Shares. All Shares issued upon the exercise of this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant, and the Warrant Price, shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification. In case of any reclassification or change of securities of the class of securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change, by a holder of the number of shares of Common Stock then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications and changes.

(b) Subdivision or Combination of Shares. If the Company, at any time while this Warrant remains outstanding and unexpired, shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be (i) proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and (ii) proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 12 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors.

7. Compliance with Securities Laws: Disposition of Warrant or Shares of Series Preferred.

(a) Compliance with Securities Act of 1933. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act and qualified under any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION OF THIS WARRANT OR ANY SUCH SECURITIES MAY BE EFFECTED EXCEPT (i) PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS, (iii) FOLLOWING RECEIPT OF NO- ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE IN COMPLIANCE WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents and warrants to the Company by acceptance of this Warrant as follows:

(i) The holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

(ii) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.

(iii) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

(iv) The holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

(b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with evidence, reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such Shares and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law.

Upon receiving such written notice and reasonably satisfactory evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If the Company determines that the evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless pursuant to an opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c) Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Common Stock issuable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

8. Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are distributed to all the holders of the Company’s common stock concurrently with the distribution thereof to such holders of the Company’s common stock.

9. Additional Rights.

(a) Acquisition Transactions. The Company shall provide the holder of this Warrant with at least twenty (20) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which the holders of the Company’s equity securities immediately prior to such transaction or series of related transactions hold securities representing less than 50% of the voting power of the combined entity immediately after such transaction or series of related transactions.

(b) Dividends and Repurchases. The Company shall provide the holder of this Warrant with at least ten (10) days notice prior to the record date of any cash dividend with respect to or offer to repurchase the Company’s Common Stock.

(c) Liquidation. The Company shall provide the holder of this Warrant with at least ten (10) days notice prior to any voluntary or involuntary dissolutions, liquidation or winding up of the Company.

(d) Right to Convert Warrant into Stock; Net Issuance.

(i) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 9(d) at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

X= B – A Y

Where: X =	the number of shares of Common Stock that shall be issued to holder

Y =	the fair market value of one share of Common Stock

A =	the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

B =	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).

(ii) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this

Warrant which are being surrendered (referred to in Section 9(d)(i) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a registration statement under the Act (a “Public Offering”). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

(iii) Determination of Fair Market Value. For purposes of this Section 9(d), “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(A) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company’s registration statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering.

(B) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

(1) If traded on a securities exchange or the NASDAQ Market, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange or market over the five (5) consecutive trading days immediately prior to the Determination Date;

(2) If traded on an over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five (5) consecutive trading days immediately prior to the Determination Date; and

(3) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.

In making a determination under clauses (A) or (B) above, if on the Determination Date, five (5) trading days had not passed since the IPO, then the fair market value of the Common Stock shall be the average closing prices or closing bid prices, as applicable, for the shorter period beginning on and including the date of the IPO and ending on the trading day prior to the Determination Date (or if such period includes only one trading day the closing price or closing bid price, as applicable, for such trading day). If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

10. “Market Stand-Off” Agreement.

(a) The holder of this Warrant, and any transferee of this Warrant, hereby agrees by acceptance of this Warrant that, without the prior written consent of the managing underwriter of any Public Offering undertaken by the Company, during the period of duration specified by the Company and such managing underwriter, following the date of the first sale to the public pursuant to a registration statement of the Company filed under the 1933 Act, such holder or transferee shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

(i) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

(ii) all officers, directors and 3% stockholders (or stockholders with smaller percentages if required by the underwriters) of the Company enter into similar agreements; and

(iii) such market stand-off time period shall not exceed one 180 days from the effective date of the initial public offering or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 18 days before or after the date that is 180 days after the effective date of the registration statement relating to such offering, but in any event not to exceed 210 days following the effective date of the registration statement relating to such offering.

(b) For purposes of this Section 10, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place the following restrictive legend on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Shares and such other Company securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT UNDER WHICH THESE SHARES WERE ORIGINALLY ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO AT LEAST 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

(c) The holder of this Warrant, and any such transferee, further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable time frame so requested.

(d) Notwithstanding the foregoing, the obligations described in this Section 10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 under the Act or Form S-8 under the Act or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 under the Act or similar forms which may be promulgated in the future.

11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

14. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

15. Descriptive Headings. The descriptive headings of the various sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

16. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without regard to conflict of laws principles thereof.

17. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach, by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

18. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

19. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

20. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

21. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Remainder of the page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered on this 6th day of April, 2007.

SOLYNDRA, INC.

By:	/s/ Chris Gronet
Christian Gronet
President and CEO

Address:

3260 Scott Boulevard
Santa Clara, CA 95054-3011

(Signature Page to Warrant)

EXHIBIT A-1

NOTICE OF EXERCISE

To:	SOLYNDRA, INC. (the “Company”)

1.    The undersigned hereby:

☐	elects to purchase shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

☐	elects to exercise its net issuance rights pursuant to Section 9(d) of the attached Warrant with respect to shares of Common Stock.

2.    Please issue a certificate or certificates representing              shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.    The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

EXHIBIT A-2

NOTICE OF EXERCISE

To:	SOLYNDRA, INC. (the “Company”)

1.    Contingent upon and effective immediately prior to the closing (the “Closing”) of the Company’s public offering contemplated by the Registration Statement on Form S    , filed                     , 200    , the undersigned hereby elects to exercise its net issuance rights pursuant to Section 9(d) of the attached Warrant with respect to              shares of Common Stock.

2.    Please deliver to the custodian for the selling shareholders a stock certificate representing such              shares.

(Signature)

(Date)